Exhibit 99.1

Leafly Holdings, Inc. Reports First Quarter 2023 Financial Results

Delivered Q1 2023 revenue of $11.2 million

Reported net loss of $5.4 million, an improvement from net loss of $19.4 million in Q1 2022; Delivered Q1 2023 adjusted EBITDA loss of $3.3 million, ahead of guidance

Total Ending Retail Accounts grew to 5,702, up 5.2% over Q1 2022

SEATTLE--(BUSINESS WIRE)-- May 11, 2023 --Leafly Holdings, Inc. (“Leafly” or “the Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced financial results for its first quarter ended March 31, 2023.

“Our first quarter results reflect continued focus on our strategy and our commitment to building a path to profitability. Macro challenges have put overall pressure on the cannabis industry, particularly in our brand advertising business," said Yoko Miyashita, CEO of Leafly. “We are focused on growing sales from existing clients and increasing our share of wallet. Just as importantly, we’ll continue to enhance the consumer experience, providing more value with deal types, delivery options and deeper search capabilities.”

First Quarter Financial Results

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Revenue was $11.2 million, down 1.5% from Q1 2022.
•
Gross margin was 88%, improved from 87% in Q1 2022.
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Total operating expense was $14.9 million, down 14.7% from $17.4 million in Q1 2022, reflecting the impact of recently announced cost cutting measures.
•
Net loss for Q1 2023 was $5.4 million. This compares to net loss of $19.4 million in Q1 2022.
•
Adjusted EBITDA loss was $3.3 million, compared to adjusted EBITDA loss of $5.4 million in Q1 2022.

The non-GAAP financial measures EBITDA and adjusted EBITDA are presented in this release. See the reconciliations of such non-GAAP financial measures to their most comparable GAAP measures in the tables included in this release below.

“We are starting to see the increased efficiency from recent restructurings and expect to see further improvements to adjusted EBITDA going forward. We remain committed to prudently managing our cash and aligning resources to the areas with the highest opportunity for returns in this challenging environment,” said Suresh Krishnaswamy, CFO of Leafly.

Key Performance Metrics

	Three Months Ended March 31,
	2023	2022	Change	Change (%)

Average MAUs (in thousands)	8,085	7,749	336	4%
Ending retail accounts	5,702	5,422	280	5%
Retailer ARPA	$553	$576	$(23)	-4%

Business Highlights

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The company adjusted its expense structure, which included a 21% headcount reduction in March and made additional improvements to its overall expense and cost structure.
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Leafly transitioned to a new go-to-market model, ensuring the allocation of resources to their highest value clients, while maintaining their local approach and proven track record of bringing new retailers onto the platform. This approach also allows the company to build deeper relationships and increase customer spend across Leafly’s full suite of products and services, based on individual market dynamics and customer need.
•
Leafly ended Q1 with 5,702 retail accounts, a 5% increase over Q1 2022 as retailers in existing and new recreational markets adopted the Leafly platform.
•
Retailer average revenue per account (“ARPA”) was $553, a decline of $23 from Q1 2022, but in line sequentially, driven largely by the churning of lower ARPA retailers and by Leafly’s overall strategy to enter markets with competitive pricing to drive increased market penetration in local markets.

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In April, Leafly and Uber Eats announced the expansion of their delivery partnership in British Columbia, providing residents there the ability to order safe, legal cannabis and get it delivered straight to their homes via the Uber Eats app. This comes on the heels of the pilot program, which launched in Ontario in Q4 2022 and has grown to over 100 stores in the province.
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Leafly unveiled new deal types and greater deal discovery across the company's native and web interfaces, leading to growth in deal adoption by retailers, an essential capability as consumers continue to be increasingly value-oriented. It also extended successful marquee ad units for retailers to the Leafly mobile app, increasing sessions and engagements for retailers on our most-engaged platform.
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The company also expanded its search capabilities, introducing effects-based strain searches to help consumers find the right products based on the experience they are looking for.

Financial Outlook

Today, Leafly is issuing second quarter 2023 guidance. Based on current business trends and conditions, the financial outlook is expected to be around $10.5 million in revenue and adjusted EBITDA loss to be around $2.1 million.

Leafly has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted total Adjusted EBITDA within this communication because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to: depreciation and amortization expense from new assets; impairments of assets; changes in the valuation of any derivatives; the valuation of, and changes in, grants of equity-based compensation; gains or losses on modification or extinguishment of debt. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of Leafly’s control. For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” below.

Webcast and Conference Call Information

Leafly will host a conference call and webcast to discuss the results today, Thursday, May 11, 2023 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). A live webcast of the call can be accessed from Leafly’s Investor Relations website at https://investor.leafly.com.

The live call may also be accessed via telephone at (833) 470-1428 toll-free domestically. Please reference conference ID: #951171. An archived version of the webcast will be available from the same website after the call.

About Leafly

Leafly helps millions of people discover cannabis each year. Our powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Definitions of Key Performance Metrics

Monthly active users

Monthly active users (“MAUs”) represents the total unique visitors to Leafly websites and native apps each month, which in turn represents the maximum potential unique visitors that could become a customer of a dispensary or brand listed on Leafly’s platform, within a given month.

Users (visitors) are considered active by initiating a session on at least one webpage or app. Each month’s MAUs is the total of unique visitors to Leafly during the specified month and includes both new visitors as well as those returning from the previous month. We count a unique user the first time an individual accesses one of our websites or native apps during a calendar month. If an individual accesses our websites using different web browsers within a given month, the first access by each such web browser is counted as a separate unique user. If an individual accesses more than one of our websites or native apps in a single month, the first access to each website or app is counted as a separate unique user since unique users are tracked separately for each domain and native app. The unique visitors are measured using Google Analytics for our web applications and Firebase for our native applications.

Ending retail accounts

Ending retail accounts is the number of paying retailer accounts with Leafly as of the last month of the respective period. Retail accounts can include more than one retailer.

Retailer average revenue per account

Retailer ARPA is calculated as monthly retail revenue, on an account basis, divided by the number of retail accounts that were active during that same month. An active account is one that had an active paying subscription with Leafly in the month. Leafly does not provide retailers with an ongoing free subscription offering but may offer a free introductory period with certain subscriptions.

Cautionary Statement Regarding Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, Leafly’s projected future results and financial outlook, and expected savings from cost-cutting measures. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “forecast,” “opportunity,” “outlook,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to Leafly’s inability to raise sufficient capital to execute its business plan; the size, demands and growth potential of the markets for Leafly’s products and services and Leafly’s ability to serve those markets; the impact of worldwide economic conditions, including the resulting effect on consumer spending at local businesses and the level of advertising spending by local businesses; the degree of market acceptance and adoption of Leafly’s products and services; and the other risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by Leafly with the SEC on March 29, 2023, and in the other documents filed by Leafly from time to time with the SEC.

These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands, except per share amounts)

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$14,955	$24,594
Accounts receivable, net of allowance for doubtful accounts of $1,091 and $908, respectively	3,638	3,298
Prepaid expenses and other current assets	4,287	1,792
Restricted cash	360	360
Total current assets	23,240	30,044
Property, equipment, and software, net	2,622	2,285
Restricted cash - long-term portion	248	248
Other assets	100	135
Total assets	$26,210	$32,712

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$1,224	$1,625
Accrued expenses and other current liabilities	4,662	6,235
Deferred revenue	2,180	1,958
Total current liabilities	8,066	9,818

Non-current liabilities
Non-current portion of convertible promissory notes, net	28,999	28,863
Private warrants derivative liability	130	182
Escrow shares derivative liability	7	52
Stockholder earn-out rights derivative liability	34	204
Total non-current liabilities	29,170	29,301
Total liabilities	37,236	39,119

Commitments and contingencies

Stockholders' deficit
Preferred stock	—	—
Common stock	4	4
Treasury stock	(31,663)	(31,663)
Additional paid-in capital	90,730	89,952
Accumulated deficit	(70,097)	(64,700)
Total stockholders' deficit	(11,026)	(6,407)
Total liabilities and stockholders' deficit	$26,210	$32,712

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue	$11,249	$11,420
Cost of revenue	1,346	1,455
Gross profit	9,903	9,965
Operating expenses
Sales and marketing	4,911	7,014
Product development	3,280	3,465
General and administrative	6,660	6,931
Total operating expenses	14,851	17,410
Loss from operations	(4,948)	(7,445)
Interest expense, net	(713)	(697)
Change in fair value of derivatives	267	(10,397)
Other expense, net	(3)	(837)
Net loss	$(5,397)	$(19,376)

Net loss per share:
Basic	$(0.14)	$(0.52)
Diluted	$(0.14)	$(0.52)

Weighted average shares outstanding:
Basic	38,705	37,525
Diluted	38,705	37,525

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(in thousands)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Net loss	$(5,397)	$(19,376)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	195	52
Stock-based compensation expense	658	1,924
Bad debt expense	725	(124)
Loss on disposition of assets	10	—
Noncash amortization of debt discount	136	104
Noncash interest expense associated with convertible debt	—	243
Noncash change in fair value of derivatives	(267)	10,397
Other	(7)	12
Changes in operating assets and liabilities:
Accounts receivable	(1,065)	(198)
Prepaid expenses and other current assets	(2,460)	(5,970)
Accounts payable	(401)	1,309
Accrued expenses and other current liabilities	(1,565)	(2,969)
Deferred revenue	222	591
Net cash used in operating activities	(9,216)	(14,005)

Cash flows from investing activities
Additions of property, equipment, and software	(535)	(788)
Net cash used in investing activities	(535)	(788)

Cash flows from financing activities
Proceeds from exercise of stock options	—	127
Proceeds from convertible promissory notes	—	29,374
Proceeds from business combination placed in escrow and restricted	—	39,032
Trust proceeds received from recapitalization at closing	—	582
Issuance of common stock under ESPP	120	—
Transaction costs associated with recapitalization	—	(10,397)
Payments on related party payables	(8)	(7)
Net cash provided by financing activities	112	58,711

Net (decrease) increase in cash, cash equivalents, and restricted cash	(9,639)	43,918
Cash, cash equivalents, and restricted cash, beginning of period	25,202	28,695
Cash, cash equivalents, and restricted cash, end of period	$15,563	$72,613

LEAFLY HOLDINGS, INC

NON-GAAP FINANCIAL MEASURES - UNAUDITED

(in thousands)

Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net income (loss) (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are a key measure used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
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EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
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EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

A reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended March 31,
	2023	2022
Net loss	$(5,397)	$(19,376)
Interest expense, net	713	697
Depreciation and amortization expense	195	52
EBITDA	(4,489)	(18,627)
Stock-based compensation	658	1,924
Transaction expenses allocated to derivatives	—	874
Severance	754	—
Change in fair value of derivatives	(267)	10,397
Adjusted EBITDA	$(3,344)	$(5,432)

Contacts

Media

Josh deBerge

josh.deberge@leafly.com

206-445-9387

Investors

Keenan Zopf

IR@leafly.com

Source: Leafly Holdings, Inc.